BayFirst Financial Corp. Press Release
December 15, 2025

Contacts:
Thomas G. Zernick	Scott J. McKim
Chief Executive Officer	Chief Financial Officer
727.399.5680	727.521.7085

BayFirst Financial Corp. Closes $94.6 Million Loan Sale to Banesco USA
ST. PETERSBURG, FL. — December 15, 2025 — BayFirst Financial Corp. (NASDAQ: BAFN) (“BayFirst” or the “Company”), parent company of BayFirst National Bank (the “Bank”) today announced it has closed its planned loan sale to Banesco USA.
“I am pleased to announce BayFirst has closed on the sale of $94.6 million of loans to Banesco USA. We announced this transaction on September 29, 2025, as part of a comprehensive strategic review aimed at derisking SBA 7(a) balances on the balance sheet and positioning the Company for long-term growth and enhanced shareholder value. On a proforma basis, the Bank’s total capital ratio improves to 10.1% and the tier 1 leverage ratio improves to 6.8%,” stated Thomas G. Zernick, Chief Executive Officer. “As we previously announced, BayFirst exited the SBA 7(a) lending business early in the fourth quarter and Banesco USA will assume servicing of these loans. Furthermore, we expect to close on the sale of an additional $4.5 million of loan balances to Banesco USA before the end of the year.
“We continue to focus on our community bank mission - serving individuals, families, and small businesses with stable checking and savings products that contribute to a more predictable, low-cost funding base,” said Zernick. “This relationship-driven approach continues to strengthen our presence across the vibrant Tampa Bay region and creates opportunities to expand our community bank portfolio, deposit growth and fee income sources like treasury management services.”
BayFirst was advised by Piper Sandler & Company and Igler & Pearlman, PA on this transaction.
About BayFirst Financial Corp.
BayFirst Financial Corp. is a registered bank holding company based in St. Petersburg, Florida which commenced operations on September 1, 2000. Its primary source of income is derived from its wholly owned subsidiary, BayFirst National Bank, a national banking association which commenced business operations on February 12, 1999. The Bank currently operates twelve full-service banking offices throughout the Tampa Bay-Sarasota region and offers a broad range of commercial and consumer banking services to businesses and individuals. As of September 30, 2025, BayFirst Financial Corp. had $1.35 billion in total assets.
Forward-Looking Statements
In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of health crises, global military hostilities, weather events, or climate change, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; enforcement actions initiated by our regulators and their impact on our operations; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future

BayFirst Financial Corp. Press Release
December 15, 2025

events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.
Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this document, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Note: Transmitted on Globe Newswire on December 15, 2025 at 5:20 p.m. ET.